UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         May 5, 2017

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code:         (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on May 5, 2017 at which

●

six directors were elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier resignation, removal from office or death, and

●	the selection of Mayer Hoffman McCann P.C. as the company’s independent registered public accounting firm for the year ending December 31, 2017 was ratified.

Of the 14,562,092 shares outstanding and entitled to vote at the meeting, 13,798,489 shares were present, in person or by proxy.

The results of the shareholder votes were as follows:

Proposal 1:      Election of Directors

Nominee	For	Against	Abstain	Broker Non-votes
Sidney Kirschner	12,074,302	137,291	33,522	1,553,374

Michael Benstock	12,173,035	63,359	8,722	1,553,373

Alan D. Schwartz	12,099,962	140,040	5,113	1,553,374

Robin Hensley	12,184,750	41,432	18,934	1,553,373

Paul Mellini	12,082,396	143,676	19,044	1,553,373

Todd Siegel	12,161,403	40,111	43,602	1,553,373

Proposal 2: Ratification of Mayer Hoffman McCann P.C. as independent registered public accounting firm for 2017:

For	Against	Abstain
13,748,428	14,138	35,923

.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Chief Operating Officer, Chief Financial Officer and Treasurer

Date: May 8, 2017